SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report:  June 21, 2004
(Date of earliest event reported)



                        Residential Accredit Loans, Inc.
             (Exact name of registrant as specified in its charter)


Delaware                        333-107959                   51-0368240
(State or Other Juris-          (Commission            (I.R.S. Employer
diction of Incorporation)      File Number)         Identification No.)


       8400 Normandale Lake Blvd., Suite 600, Minneapolis, Minnesota 55437
               (Address of Principal Executive Office) (Zip Code)


       Registrant's telephone number, including area code: (952) 857-7000





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Items 1 through 4, Item 6, Item 8 and Item 9 are not  included  because they are not applicable.

Item 5. Other Events

Filing of Computational Materials

In connection with the proposed offering of the Mortgage Asset-Backed Pass-Through Certificates, Series 2004-QS11, Credit Suisse First Boston (the "Underwriter"), has prepared certain materials (the "Computational Materials") for distribution to potential investors. Although Residential Asset Mortgage Products, Inc. (the "Company") provided the Underwriter with certain information regarding the characteristics of the mortgage loans (the "Mortgage Loans") in the related portfolio, the Company did not participate in the preparation of the Computational Materials.

For purposes of this Form 8-K, "Computational Materials" shall mean computer generated tables and/or charts displaying, with respect to the Notes, any of the following: yield; average life; duration, expected maturity; interest rate sensitivity; loss sensitivity; cash flow characteristics; background information regarding the Mortgage Loans; the proposed structure; decrement tables; or similar information (tabular or otherwise) of a statistical, mathematical, tabular or computational nature. The Computational Materials listed as Exhibit
99.1 hereto are filed herewith.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

(a) Not applicable.

(b) Not applicable.

(c) Exhibits:

        99.1   Computational Materials - Credit Suisse First Boston





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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            RESIDENTIAL ASSET MORTGAGE
                                            PRODUCTS, INC.



                                            By:     /s/ Joseph Orning
                                            Name:   Joseph Orning
                                            Title:  Vice President



Dated: June 21, 2004


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EXHIBIT INDEX

Exhibit No.           Description of Exhibit

    99.1              Computational Materials - Credit Suisse First Boston